UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K
_______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, Raffaele Sadun notified the Board of Directors (the “Board”) of SelectQuote, Inc. (the “Company”) of his decision to resign from his position as the Company’s Chief Financial Officer effective June 1, 2022 to pursue another career opportunity outside the insurance distribution and healthcare industries. Mr. Sadun’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

Effective as of June 1, 2022, the Board appointed Ryan M. Clement, 41, to serve as the Company’s interim Chief Financial Officer pending a comprehensive national search for Mr. Sadun’s successor. In addition to assuming the responsibilities of principal financial officer, Mr. Clement will continue in his current role as Senior Vice President of Financial Planning & Analysis, which he has held since he joined the Company in January 2022. Mr. Clement has over a decade of experience as a senior-level finance and operations executive at both public and private companies. Prior to joining the Company, Mr. Clement was the Chief Financial Officer of Sifted, LLC (formerly VeriShip), a private SaaS-based software technology firm, from 2019–2022. From 2012–2016, Mr. Clement was Vice President of Finance at The Mutual Fund Store, where he was responsible for financial planning and analysis and played a central role in M&A. Following the sale of The Mutual Fund Store in 2016 to Financial Engines, Inc., a publicly-traded independent registered investment adviser, Mr. Clement served as Vice President of Distribution Strategy at Financial Engines and later oversaw its integration with Edelman Financial Services as Head of Integration following the entities’ merger in 2018. Mr. Clement holds an MBA and a dual B.S. in Real Estate and Finance & Banking from the University of Missouri.

In connection with his appointment as interim Chief Financial Officer and his assumption of the role of principal financial officer, Mr. Clement will receive a $51,822 increase in annual base compensation, annualized over 12 months beginning June 1, 2022. There are no arrangements or understandings between Mr. Clement and any other person pursuant to which he was selected as interim Chief Financial Officer. Mr. Clement does not have a family relationship with any of the Company’s directors or executive officers, nor does he have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also effective as of June 1, 2022, the Board designated Stephanie D. Fisher as the Company’s principal accounting officer. Ms. Fisher, 45, has served as the Company’s Chief Accounting Officer since August 2020. Prior to joining the Company, Ms. Fisher was the Chief Financial Officer of YRC Worldwide, Inc. (NASDAQ: YELL) (now Yellow Corporation), a North American less-than-truckload transportation company, where she led a strategic transformation of the company’s finance and operations functions. Before her appointment as Chief Financial Officer in 2017, Ms Fisher spent over a decade in other senior-level accounting positions at YRC, including Vice President & Controller and Director of Financial Reporting. Ms. Fisher began her career in the Assurance practice of Ernst & Young LLP after earning her B.S. in Business Administration and Master of Accountancy from Kansas State University.

In connection with her assumption of the role of principal accounting officer, Ms. Fisher will receive a $50,000 increase in annual base compensation, annualized over 12 months beginning June 1, 2022. There are no arrangements or understandings between Ms. Fisher and any other person pursuant to which she was selected as principal accounting officer. Ms. Fisher does not have a family relationship with any of the Company’s directors or executive officers, nor does she have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 19, 2022, the Company issued a press release announcing the resignation of Mr. Sadun and the appointment of Mr. Clement and Ms. Fisher. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 19, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.
Date: May 19, 2022	By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel and Secretary